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                                                                     EXHIBIT 5.5

                      [Letterhead of LOGOS Legal Services]

                                                               December 12, 2003

Teva Pharmaceutical Industries Limited
Teva Pharmaceutical Finance II, LLC
Teva Pharmaceutical Finance III, LLC
Teva Pharmaceutical Finance II B.V.
Teva Pharmaceutical Finance III B.V.
Teva Pharmaceuticals Finance Ireland Limited
Teva Pharmaceuticals Finance Iceland I hf.
Teva Pharmaceuticals Finance Iceland II hf.
Orvet Pharmaceuticals Finance S.A.

         c/o Teva Pharmaceutical Industries Limited
         5 Basel Street
         P.O. Box 3190
         Petach Tikva 49131 Israel

Re:  Legal Opinion - Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as Icelandic counsel for Teva Pharmaceuticals Finance Iceland I hf. and Teva Pharmaceuticals Finance Iceland II hf. ("Teva Iceland I hf" and "Teva Iceland II hf," respectively and together the "hfs"), each an Icelandic limited liability company, in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") by Teva Pharmaceutical Industries Limited, an Israeli corporation ("Teva"), the hfs, Teva Pharmaceutical Finance II, LLC ("Teva Finance II LLC") and Teva Pharmaceutical Finance III, LLC ("Teva Finance III LLC" and, together with Teva Finance II LLC, the "LLCs"), each a Delaware limited liability company, Teva Pharmaceuticals Finance Ireland Limited ("Teva Finance Ireland"), an Irish limited liability company, Teva Pharmaceutical Finance II B.V. ("Teva Finance II BV") and Teva Pharmaceutical Finance III B.V. ("Teva Finance III BV" and together with Teva Finance II BV, the "Netherlands Antilles Subsidiaries"), each a Netherlands Antilles limited liability company and Orvet Pharmaceuticals Finance S.A., a Luxembourg limited liability company (together with the LLCs, the hfs, Teva Finance Ireland and the Netherlands Antilles Sub-sidiaries, the "Finance Subsidiaries"), in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") by Teva and the Finance Subsidiaries with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of the sale from time to time of up to $ 2.000.000.000 aggregate amount of:

    (A) by Teva, (i) American Depositary Shares ("ADSs"), each representing one ordinary share, par value NIS 0.10 per share, of Teva (the "Ordinary Shares") and evidenced by American Depositary Receipts; (ii) senior debt securities (the "Teva Senior Debt Securities"), which may be issued pursuant to an indenture (the "Teva Senior Indenture") to be executed by Teva and The Bank of New York; and subordinated debt securities (the "Teva Subordinated Debt Securities" and, together with the Teva Senior Debt Securities, the "Teva Debt Securities"), which may be issued pursuant to an indenture (the "Teva Subordinated Indenture" and, together with the Teva Senior Indenture, the "Teva Indentures") to be executed by Teva and The Bank of New York; (iii)

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              warrants (the "Warrants") to purchase debt or equity securities of
              Teva, debt securities of the Finance Subsidiaries or securities of other parties or other rights; (iv) purchase contracts (the "Purchase Contracts") for the purchase or sale of Teva's securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units consisting of one or more Purchase Contracts, Warrants, debt securities, ADSs, Ordinary Shares, other debt securities or any combination of such securities; and

         (B) by each of the Finance Subsidiaries, (i) senior debt securities (those issued by Teva Iceland I hf, the "Teva Iceland I hf Senior Debt Securities" and those issued by Teva Iceland II hf, the "Teva Iceland II hf Senior Debt Securities"), guaranteed by Teva, which may be issued pursuant to an indenture (when executed by Teva Iceland I hf, a "Teva Iceland I hf Senior Indenture" and when executed by Teva Iceland II hf, a "Teva Iceland II hf Senior Indenture") to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York; and (ii) subordinated debt securities (those issued by Teva Iceland I hf, the "Teva Iceland I hf Subordinated Debt Securities" and, together with the Teva Iceland I hf Senior Debt Securities, the "Teva Iceland I hf Debt Securities," and those issued by Teva Iceland II hf, the "Teva Iceland II hf Subordinated Debt Securities," and together with the Teva Iceland II hf Senior Debt Securities, the "Teva Iceland II Debt Securities"), guaranteed by Teva, which may be issued pursuant to an indenture (when executed by Teva Iceland I hf, a "Teva Iceland I hf Subordinated Indenture," and together with the Teva Iceland I hf Senior Indentures, the "Teva Iceland I hf Indentures," and when executed by Teva Iceland II hf, a "Teva Iceland II hf Subordinated Indenture," and together with the Teva Iceland II Senior Indentures, the "Teva Iceland II hf Indentures") to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York.

In this capacity, we have examined copies of the following documents:

         (a)  the Registration Statement; and

         (b) the forms of the Teva Iceland I hf Indentures and the Teva Iceland II hf Indentures.

We have also examined originals or copies of the following corporate documents:

         (a) a copy of the Articles of Association of each of the hfs as in effect as at the date hereof (together the "Articles of Association");

         (b) an extract from the registration of each of the hfs with the Icelandic Company Register at Reykjavik, dated December 1, 2003 for Teva Iceland I hf. and December 10, 2003 for Teva Iceland II hf.;

         (c) an exemption from the Icelandic Act on Public Limited Companies, regarding the nationality of Directors, issued by the Icelandic Ministry of Commerce and Industry; and

         (d) a Power of Attorney dated December 11, 2003, issued for and on behalf of each of the hfs in favor of Th. J. Andriessen and William A. Fletcher and either of them (the "Powers of Attorney").

In our examination of the documents referred to above and in expressing our opinion, we have assumed without independent verification of any kind:

         (1) the genuineness of all signatures on all documents we have reviewed;

         (2) the authenticity of all such documents submitted to us as originals;

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         (3)  the conformity with the originals of all documents submitted to us as copies;

         (4) that the Teva Iceland I hf Indentures and the Teva Iceland II hf Indentures will constitute the legal, valid and binding obligations of the parties thereto other than the hfs, enforceable against the said parties in accordance with their respective terms;

         (5) that the Teva Iceland I hf Indentures and the Teva Iceland II hf Indentures will be legal, valid, binding and enforceable under the laws under which they are expressed to be construed and by which they are expressed to be governed; and

         (6) that the Powers of Attorney have not been revoked or amended in any way.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon written or oral statements and representations of officers, advisors, and other representatives of the Company. Any reference in this opinion to our "knowledge", "awareness" or the equivalent, means the conscious awareness of facts or other information by any lawyer of LOGOS legal services that gave attention to the matters addressed in this opinion, and does not include constructive notice of matters in public records, among other things.

Based on and subject to the foregoing, we are of the opinion that:

         1) Each of the hfs is a limited liability company in the form of a "hlutafelag", duly organized and existing under the laws of Iceland and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and as set forth in the purpose clause (Article 2) of their respective articles of association. Each of the hfs has been duly registered with the Register of Enterprises in Reykjavik, Iceland.

         2) When the Teva Iceland I hf Indentures have been duly authorized, executed and delivered by the parties thereto in accordance with the forms thereof that we have reviewed, and when the specific terms of a particular series of Teva Iceland I hf Debt Securities have been duly authorized and established in accordance with the relevant Teva Iceland I hf Indenture and such Teva Iceland I hf Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Iceland I hf Indenture and any applicable underwriting or other agreement, such Teva Iceland I hf Debt Securities will constitute valid and binding obligations of Teva Iceland I hf, enforceable against Teva Iceland I hf in accordance with their terms; provided that the specific terms of the relevant series of Teva Iceland I hf Debt Securities do not violate mandatory provisions of Icelandic law.

         3) Whenhe Teva Iceland II hf Indentures have been duly authorized, executed and delivered by the parties thereto in accordance with the forms thereof that we have reviewed, and when the specific terms of a particular series of Teva Iceland II hf Debt Securities have been duly authorized and established in accordance with the relevant Teva Iceland II hf Indenture and such Teva Iceland II hf Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Iceland II hf Indenture and any applicable underwriting or other agreement, such Teva Iceland II hf Debt Securities will constitute valid and binding obligations of Teva Iceland II hf, enforceable against Teva Iceland II hf in accordance with its terms; provided that the specific terms of the relevant series of

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              Teva Iceland II hf Debt Securities do not violate mandatory provisions of Icelandic law.

         4) A competent Icelandic Court would respect the non-exclusive irrevocable submission by Teva Iceland I hf and/or Teva Iceland II hf to the jurisdiction of any of federal or state courts sitting in the State of New York regarding any matter arising out of or in relation to the obligations of Teva Iceland I hf and Teva Iceland II hf under the Teva Iceland I hf Indentures and Teva Iceland II hf Indentures, respectively, and such submission is binding upon Teva Iceland I hf and Teva Iceland II hf, respectively.

         5) The United States and Iceland do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Iceland. However, if the party in whose favor such a final judgment is rendered brings a new suit in a competent court in Iceland, such a final judgment would be recognised by the courts of Iceland as prima facie evidence without any re-examination thereof, unless it is overcome by other indisputable evidence to the contrary.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated hereunder.

This opinion is being delivered to you solely for your information in connection with the Registration Statement. This letter addresses matters only as of the date hereof, may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

In rendering the above opinion, we are limiting our observations on the matters referred to as seen above, only insofar as they are governed by the laws of the Republic of Iceland as currently in effect and applied by the courts of Iceland. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Icelandic.

Sincerely,
L O G O S LEGAL SERVICES

/s/ Arni Vilhjalmsson, Partner.